As filed with the Securities and Exchange Commission on April 26, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              POORE BROTHERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   86-0786101
                      (IRS EMPLOYER IDENTIFICATION NUMBER)

                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338
              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

                        POORE BROTHERS, INC. 401(K) PLAN
                            (FULL TITLE OF THE PLAN)

                                  ERIC J. KUFEL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              POORE BROTHERS, INC.
                           3500 SOUTH LA COMETA DRIVE
                             GOODYEAR, ARIZONA 85338
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (623) 932-6200
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                 Proposed Maximum       Proposed Maximum
Title Of Securities To Be                    Amount To Be         Offering Price            Aggregate             Amount Of
     Registered (1)                          Registered(2)           Per Share           Offering Price        Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share         25,000                $3.19(3)              $79,750(3)              $7.34
===============================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Poore Brothers, Inc. 401(k) Plan (the "401k Plan"), as described herein.

(2) Equals the sum of the maximum number of shares of common stock expected to be issued under the 401k Plan assuming that all employer contributions to the 401k Plan are used to purchase shares of common stock, together with an indeterminate number of additional shares of common stock as may become available for issuance pursuant to the 401k Plan to reflect certain changes in the Registrant's capital structure, including reorganizations, recapitalizations, stock splits, stock dividends, reverse stock splits and similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based upon the last sale price of the common stock as reported on the Nasdaq SmallCap Market on April 22, 2002, which was $3.19 per share.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     *The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Registrant as specified in Rule 428(b)(1) under the Securities Act. Such documents are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents which have heretofore been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2001;

     (b)  The Registrant's  Current Report on Form 8-K regarding  Restatement of
          Financial   Information   relating  to  EITF  01-09,  filed  with  the
          Commission on April 24, 2002;

     (c) The Registrant's Schedule 14A in connection with the Registrant's 2002 Annual Meeting of Shareholders, filed with the Commission on April 18, 2002;

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2 filed with the Commission on December 5, 1996 pursuant to the Securities Act (Registration No. 333-5594-LA), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-KSB covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-KSB.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed

Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation, as amended, of the Registrant provides that no director shall have any personal liability to the Registrant or its shareholders for any monetary damages for breach of fiduciary duty as a director, except that the Certificate of Incorporation does not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Registrant or its shareholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit.

     The By-Laws of the Registrant provide that:

          (a) The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under Subsections (a) and (b) above (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

          (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Registrant as authorized in this Section.

          (f) The indemnification provided by this Section shall be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled by any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (g) The Registrant is authorized, according to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant must indemnify him against such liability under the provisions of this Section.

          (h) For purposes of these provisions, references to "the Registrant" shall include, in addition to the Registrant, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under these provisions with respect to the resulting corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Each of Eric Kufel, Thomas Freeze and Glen Flook, the executive officers of the Registrant, has entered into an employment agreement with the Registrant which provides, in part, that the Registrant, each of its subsidiaries and affiliated entities shall indemnify and hold him harmless and defend him for, from and against all claims, liabilities, obligations, fines, penalties and other matters and all costs and expenses relating thereto that the Registrant and/or such subsidiary or affiliated entity is permitted by applicable law. Each of Messrs. Kufel and Freeze is a Director and executive officer of the Registrant. Mr. Flook is an executive officer of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit                                  Description
-------                                  -----------

4.1 Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on February 23, 1995. (Incorporated by reference to the Registrant's Registration Statement on Form SB-2, Registration No. 333-5594-LA).

4.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on March 3, 1995. (Incorporated by reference to the Registrant's Registration Statement on Form SB-2, Registration No. 333-5594-LA).

4.3 Certificate of Amendment to the Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on October 7, 1999. (Incorporated by reference to the Registrant's definitive Proxy Statement on Schedule 14A filed with the Commission on September 15, 1999.)

4.4 By-Laws of the Company. (Incorporated by reference to the Registrant's Registration Statement on Form SB-2, Registration No. 333-5594-LA).

5.1            Opinion of Cobb & Eisenberg LLC.*

23.1           Consent of Cobb & Eisenberg LLC (included in Exhibit 5.1).

23.2           Consent of Arthur Andersen LLP.*

24.1           Power of Attorney (contained on signature page hereof).

99.1           Summary Plan Description of Poore Brothers, Inc. 401k Plan.*

* Filed herewith.

The Registrant has submitted the Poore Brothers, Inc. 401k Plan (the "401k Plan") to the Internal Revenue Service in a timely manner and has made all changes required by the Internal Revenue Service in order to qualify such plan under Section 401 of the Internal Revenue Code.

ITEM 9. UNDERTAKINGS.

1. The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodyear, State of Arizona, on this 26th day of April, 2002.

                                        POORE BROTHERS, INC.


                                        By: /s/ Thomas W. Freeze
                                            ---------------------------
                                            Thomas W. Freeze
                                            Senior Vice President and
                                            Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Eric J. Kufel and Thomas W. Freeze, and each of them individually, his true and lawful attorney-in-fact, to act for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of shares of Common Stock, par value $.01 per share, of Poore Brothers, Inc., and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                            Title                      Date
       ---------                            -----                      ----

/s/ Eric J. Kufel                President, Chief Executive       April 26, 2002
---------------------------           Officer, Director
Eric J. Kufel                  (Principal Executive Officer)


/s/ Thomas W. Freeze            Senior Vice President, Chief      April 26, 2002
---------------------------    Financial Officer, Secretary,
Thomas W. Freeze                     Treasurer, Director
                               (Principal Financial Officer and
                                Principal Accounting Officer)


/s/ Mark S. Howells                  Director, Chairman           April 26, 2002
---------------------------
Mark S. Howells

/s/ Thomas E. Cain                        Director                April 26, 2002
---------------------------
Thomas E. Cain

/s/ James W. Myers                        Director                April 26, 2002
---------------------------
James W. Myers

/s/ Robert C. Pearson                     Director                April 26, 2002
---------------------------
Robert C. Pearson

/s/ Aaron M. Shenkman                     Director                April 26, 2002
---------------------------
Aaron M. Shenkman

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, which administers the Poore Brothers, Inc. 401(k) Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodyear, State of Arizona, on this 26th day of April, 2002.

                                        POORE BROTHERS, INC. 401(k) PLAN


                                        By: /s/ Thomas W. Freeze
                                            ---------------------------
                                            Poore Brothers, Inc.
                                            Thomas W. Freeze
                                            Senior Vice President & CFO

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                           EXHIBIT
------                           -------

5.1       Opinion of Cobb & Eisenberg LLC.

23.1      Consent of Cobb & Eisenberg LLC (included in Exhibit 5.1).

23.2      Consent of Arthur Andersen LLP.

99.1      Summary Plan Description of Poore Brothers, Inc. 401k Plan.